UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                     ____________________________________

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of The
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 31, 2012

                              DATARAM CORPORATION
___________________________________________________________________________
            (Exact name of registrant as specified in charter)

        New Jersey                 1-8266                       22-18314-09
___________________________________________________________________________
State or other jurisdiction        (Commission                (IRS Employer
of incorporation)                  File Number)         Identification No.)

     Route 571, P. O. Box 7258, Princeton, NJ                   08543-7528
___________________________________________________________________________
     (Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code:   (609) 799-0071
___________________________________________________________________________
       (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))
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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing
Rule or Standard; Transfer of Listing

      On January 31, 2012, Dataram Corporation (the "Company") received a letter from the Listing Qualifications Department of The NASDAQ OMX Group ("NASDAQ") notifying the Company that it was not in compliance with the $1 per share minimum bid price requirement for continued inclusion on The NASDAQ Capital Market set forth in NASDAQ Marketplace Rule 5550(a)(2) for the last 30 consecutive business days prior to the date of NASDAQ's letter. NASDAQ's letter has no immediate effect on the listing of the Company's common stock on The NASDAQ Capital Market, and its common stock will continue to trade on The NASDAQ Capital Market under the symbol "DRAM."

      In accordance with NASDAQ Marketplace Rules, the Company has until July 30, 2012 to regain compliance. The letter further advises that such compliance can be achieved if, at any time before July 30, 2012, the closing bid price of the Company's common stock is at least $1 for a minimum of 10 consecutive business days. NASDAQ's letter further states that if the Company does not regain compliance with the minimum bid price requirement by July 30, 2012, it may be eligible for an additional 180 day period to regain compliance.

      The Company is actively pursuing available options to regain compliance.




                                   SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      DATARAM CORPORATION

                                 By:  MARC P. PALKER

Date:     February 3, 2012           /s/ Marc P. Palker
                                      ____________________________________
                                      Marc P. Palker
                                      Chief Financial Officer